                                                                      EXHIBIT 11

                      TOKHEIM CORPORATION AND SUBSIDIARIES

                        EXHIBIT (11)--EARNINGS PER SHARE

             FOR THE YEARS ENDED NOVEMBER 30, 1997, 1996, AND 1995.

  Primary earnings per share are based on the weighted average number of shares outstanding during each year and the assumed exercise of dilutive employees' stock option, less the number of treasury shares assumed to be purchased from the proceeds using the average market price of the Company's common stock.

  The following table presents information necessary to calculate earnings per share for the fiscal years ended November 30, 1997, 1996, and 1995.

                                                             PRIMARY
                                                     -------------------------
                                                      1997     1996     1995
                                                     -------  -------  -------
Shares outstanding (in thousands):
  Weighted average outstanding......................   8,044    7,939    7,893
  Share equivalents.................................      39       42       18
                                                     -------  -------  -------
  Adjusted outstanding..............................   8,083    7,981    7,911
                                                     =======  =======  =======
Net earnings (loss):
  Before extraordinary loss on debt extinguishment.. $ 3,980  $(2,009) $ 3,231
  Extraordinary loss on debt extinguishment.........  (1,886)     --       --
                                                     -------  -------  -------
  Net earnings (loss)...............................   2,094   (2,009)   3,231
  Less preferred stock dividend.....................  (1,512)  (1,543)  (1,580)
                                                     -------  -------  -------
  Earnings (loss) applicable to common stock........ $   582  $(3,552) $ 1,651
                                                     =======  =======  =======
Net loss per common share:
  Before cumulative effect of change in method of
   accounting....................................... $  0.31  $ (0.45) $  0.21
  Cumulative effect of change in method of
   accounting.......................................   (0.23)     --       --
                                                     -------  -------  -------
  Net earnings (loss) per common share.............. $  0.07  $ (0.45) $  0.21
                                                     =======  =======  =======

  For 1996, fully diluted earnings per share is considered to be the same as primary earnings per share, since the effect of certain potentially dilutive securities would be antidilutive

                                                          FULLY DILUTED
                                                     -------------------------
                                                      1997     1996     1995
                                                     -------  -------  -------
Shares outstanding (in thousands):
  Weighted average outstanding......................   8,044    7,939    7,893
  Share equivalents.................................      77       44       18
  Weighted conversion of preferred stock............     946    1,863    1,909
                                                     -------  -------  -------
  Adjusted outstanding..............................   9,067    9,846    9,820
                                                     =======  =======  =======
Net earnings (loss):
  Before extraordinary loss on debt extinguishment.. $ 3,980  $(2,009) $ 3,231
  Extraordinary loss on debt extinguishment.........  (1,886)     --       --
                                                     -------  -------  -------
  Net earnings (loss)...............................   2,094   (2,009)   3,231
  Incremental compensation expense..................  (1,512)  (1,543)  (1,580)
                                                     -------  -------  -------
  Earnings (loss) applicable to common stock........ $   582  $(3,552) $ 1,651
                                                     =======  =======  =======
Net loss per common share:
  Before cumulative effect of change in method of
   accounting....................................... $  0.31  $ (0.36) $  0.17
  Cumulative effect of change in method of
   accounting.......................................   (0.23)     --       --
                                                     -------  -------  -------
  Net earnings (loss) per common share.............. $ (0.07) $ (0.36) $  0.17
                                                     =======  =======  =======

                                                                            Fully Diluted
                                                                 ----------------------------------
                                                                   1997        1996         1995
                                                                 ---------   --------      -------
Shares outstanding (in thousands):
  Weighted average outstanding.........................                        7,939        7,893
  Share equivalents....................................                           44           18
  Weighted conversion of preferred stock...............                        1,863        1,909
                                                                             -------      -------
  Adjusted outstanding.................................                        9,846        9,820
                                                                             =======      =======

Net earnings (loss):
  Before cumulative effect of change in method of
    accounting.........................................                      $(2,009)     $ 3,231
  Cumulative effect of change in method of accounting..                           --           --
                                                                             -------      -------
  Net earnings (loss)..................................                       (2,009)       3,231
  Incremental compensation expense.....................                       (1,543)      (1,580)
                                                                             -------      -------
  Earnings (loss) applicable to common stock...........                      $(3,552)     $ 1,651
                                                                             =======      =======
Net loss per common share:
  Before cumulative effect of change in method of
    accounting.........................................                      $ (0.36)     $  0.17
  Cumulative effect of change in method of accounting..                           --           --
                                                                             -------      -------
  Net earnings (loss) per common share.................                      $ (0.36)     $  0.17
                                                                             =======      =======